EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contact:
Ron Raup
Chief Executive Officer
(952) 906-3619
rraup@makemusic.com
Karen VanDerBosch
Chief Financial Officer
MakeMusic, Inc.
(952) 906-3690
kvanderbosch@makemusic.com
MANAGEMENT CHANGES AT MAKEMUSIC
Co-CEO John Paulson resigns, Ron Raup named chief executive officer
Minneapolis — November 24, 2008 - MakeMusic Inc. (Nasdaq: MMUS), a world leader in music notation and education software, today announced that John Paulson has resigned from his positions as co-chief executive officer and director. Mr. Paulson will serve as a consultant for the company for a transitional period. The board of directors would like to thank Mr. Paulson for his service to the company: As the founder of MakeMusic, Mr. Paulson’s commitment, dedication and entrepreneurial spirit were instrumental in helping MakeMusic achieve its status as a leader in its field.
The board of directors has unanimously approved the appointment of Ron Raup as chief executive officer. Mr. Raup has served as co-chief executive officer since December 10, 2007. Ron Raup has been a member of the board of directors of MakeMusic since September 2004. He was named president and chief operating officer in October of 2006, and co-CEO in December of 2007. During this time, he has been a key influencer, demonstrating his knowledge and depth of experience gained over 30 years in leadership roles within the music products industry. Raup previously served as vice president of Brook Mays Music Company and senior vice president of marketing and sales at Yamaha Corporation of America. Raup has also served on various industry boards including the International Association of Music Merchants (NAMM).
Jeff Koch, MakeMusic’s chairman commented, “We thank Mr. Paulson for his many efforts on behalf of the company and we wish him well in his future endeavors. In addition, we appreciate his continuing in a consulting role during this transitional period. The board of directors is very pleased to have someone of Ron Raup’s caliber in the CEO role. During the past two years, Ron has been responsible for running the majority of the day-to-day operations of the Company. Ron’s previous experience in the music industry, combined with his knowledge of MakeMusic’s business, makes him an ideal fit for this expanded role.”
Ron Raup also expressed his appreciation for Mr. Paulson’s contributions stating, “John’s vision and tenacity have greatly contributed to both MakeMusic’s position in the marketplace and the respect we receive from the music education community and music products industry. I’ve enjoyed serving alongside John and have grown through our close working relationship. I am honored by the opportunity to lead MakeMusic going forward and believe we have established the necessary priorities and initiatives to continue to grow the business and increase shareholder value.”
About MakeMusic, Inc.
MakeMusic®, Inc., a Minnesota corporation, is a world leader in music technology whose mission is to develop and market solutions that transform how music is composed, taught, learned and performed. For 20 years, Finale® has been the industry standard in music notation software. It has transformed the process by which composers, arrangers, musicians, teachers, students and publishers create, edit, audition, print and publish musical scores. Additionally, MakeMusic is the creator of SmartMusic®, the complete practice tool for band, orchestra and choir and SmartMusic Impact™, a web-based grade book that makes it easy to manage, grade and document assignments for every student. Further information about the company can be found at www.makemusic.com.
Cautionary Statements
Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. Our forward-looking statements in this release relate to growth of the business and increase in shareholder value. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for MakeMusic include, but are not limited to, the impact of emerging and existing competitors, the impact of training programs and improved purchase and enrollment processes on the acceptance rate of our products, unexpected development costs or delays in implementing training programs, infrastructure improvements and changes to purchase and enrollment processes, our ability to hire and retain effective sales agents and successfully implement our marketing and sales strategies, errors in management estimates with respect to the seasonality of our business, fluctuations in general economic conditions including changes in discretionary spending, the impact of recent management changes and those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We do not intend to update publicly or revise any forward-looking statements.
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